CAUSE NO. 096-210774-05

ARGLEN ACQUISITIONS, L.L.C.,           ss.     IN THE DISTRICT COURT
                           Plaintiff   ss.
                                       ss.
                                       ss.
V.                                     ss.
                                       ss.      96th JUDICIAL DISTRICT
                                       ss.
VERTICAL COMPUTER SYSTEMS, INC.,       ss.

                           Defendant   ss.      TARRANT COUNTY, TEXAS

                                 AGREED JUDGMENT

      BE IT REMEMBERED that on this day came on to be heard the above captioned and numbered cause; and the Plaintiff and the Defendant appeared before the Court; whereupon, Defendant agreeing hereby that Plaintiff should have and recover judgment herein, and the Court considered the pleadings on file in this cause, being of the opinion that Plaintiff is entitled to judgment from and against the said Defendant in the sum and amount of $600,000.00, plus reasonable attorney's fees in the amount of $51,500.00, together with pre-judgment interest upon such indebtedness at the rate of ten percent (10%) per annum from September 4, 2004, to September 15, 2005, for a total of $61,989.04, and thereafter at the rate of ten percent (10%) per annum from September 15, 2005, until paid; it is therefore,

      ORDERED, ADJUDGED, and DECREED, by this Court that Plaintiff, ARGLEN ACQUISITIONS, L.L.C., have and recover judgment from and against the Defendant, VERTICAL COMPUTER SYSTEMS, INC., in the sum and amount of $600,000.00, plus reasonable attorney's fees in the amount of $51,500.00, together with pre-judgment interest upon such indebtedness at the rate of ten percent (10%) per annum from September 4, 2004, to September 15, 2005, for a total of $61,989.04, and thereafter at the rate of ten percent (10%) per annum from September 15, 2005, until paid, all for which let execution issue.


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      IT IS FURTHER ORDERED that Plaintiff shall have all such writs and orders that shall become in Plaintiff's behalf necessary to enforce the execution hereof. This Judgment finally disposes of all parties and claims and is appealable. All relief not expressly granted is hereby denied.

         SIGNED ON:_________________


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                                                   JUDGE PRESIDING



APPROVED AND ENTRY REQUESTED:



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R. DOUGLAS SCOTT
State Bar No. _______
CANTEY & HANGER, L.L.P.
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ATTORNEY FOR PLAINTIFF
ARGLEN ACQUISITIONS, L.L.C.


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----------------------------------
LU PHAM
State Bar No. _______; and
JULIA GANNAWAY
State Bar No. _______
LYNN PHAM & ROSS, L.L.P.
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ATTORNEYS FOR DEFENDANT
VERTICAL COMPUTER SYSTEMS, INC.